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                                                                 Exhibit 10.27

USW/USi Contract                                                 Execution Copy

                           U S WEST/USinternetworking
                          MARKETING/SERVICES AGREEMENT


1.   INTRODUCTION

         (a) This agreement is entered into this ___ day of ___________, 1999, by and between U S WEST Communications Services, Inc. and U S WEST Interprise America, Inc. Colorado corporations (together referred to as "U S WEST") and USinternetworking, Inc. a Delaware corporation ("USi").

         (b) U S WEST is a provider of telecommunications, Internet and integrated data services; and

         (c) USi is an Internet Managed Application Provider, or iMAP, integrating Internet communications, network and data center management and the use of "packaged" application software and related implementation and ongoing support; and.

         (d) USi wishes to create a relationship with U S WEST for the purposes of selling, purchasing and otherwise marketing iMAP Services (as hereinafter defined) to U S WEST's existing and future customers (each a "Customer" and collectively, the "Customers); and,

         (e) Each party wishes to create a relationship with the other for the purposes of selling and purchasing network transport services from, or through, each other, maximizing volume discounts available; and,

         (f) The parties wish to work together for future product and services innovations; and

         (g) The parties wish to provide for other services and arrangements in connection with the purchase and marketing of the Services (as hereinafter defined).

         (h) THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

2.   PURPOSE OF AGREEMENT

         (a) U S WEST and USi wish to enter into a contractual teaming arrangement for the creation and distribution of network services, Internet Protocol Services, hosted applications, system integration services and comprehensive customer service. Each party will purchase services from the other for purposes of creating service packages. The goal is to provide customers a robust portfolio of enterprise application and access solutions not currently available from any other single source. Quality metrics, customer experience, and performance must not vary widely between U S WEST and USi clients

----------------------
[CONFIDENTIAL TREATMENT] means that certain confidential material has been filed separately with the Securities and Exchange Commission.


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USW/USi Contract                                                 Execution Copy

using the same services. Both parties wish to promote their brand names in the offering made to end user customers.

         This Agreement and U S WEST's ability to sell each iMAP Service hereunder is subject to, and contingent upon, [CONFIDENTIAL TREATMENT]

3.   DEFINITIONS

         (a) "AGREEMENT" means this Marketing/Services Agreement, and any and all attachments and schedules attached simultaneously with the execution of the Agreement or agreed upon and executed subsequent hereto.

         (b) "AVAILABLE" - shall describe the situation where facilities can reach specific addresses with no incremental charges for backhauling or buildout.

         (c) "CHANGE IN CONTROL" shall mean change in ownership of more than 51% of either party.

         (d) "CLIENT ASSISTANCE TEAM or CATs" shall mean teams of USi CLIENT care professionals who have the expertise to handle end-user Customer inquiries regarding end-user and application issues over the phone.

         (e) "COMPETITIVE PRICE" - shall mean [CONFIDENTIAL TREATMENT]

         (f) "COORDINATED SERVICES TEAM OR CST": Following the execution of this Agreement U S WEST shall create a Coordinated Services Team ("CST") responsible for the coordination of: (i) Implementation Services; (ii) Solution Services; (iii) Billing Services; and (iv) Monitoring Services. The primary purpose of this team will be to assist various internal U S WEST personnel and vendor-partner personnel in coordinating the product support needs for U S WEST Products. The CST will perform, INTER ALIA, the following functions:

                  (f.1) CUSTOMER COMMUNICATIONS. The CST will serve as a contact point for Customers buying Products from a U S WEST sales representative.

                  (f.2) USi COMMUNICATIONS. The CST will serve as a single point of contact for USi personnel needing product support assistance for U S WEST-provided Products sold by a USi sales representative.

                  (f.3) IMPLEMENTATION SERVICES. The Implementation Services cluster of the CST will coordinate and project manage all aspects of Product implementation including design, order processing, service activation, and service acceptance.

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USW/USi Contract                                                 Execution Copy

                  (f.4) SOLUTION SERVICES. The Solution Services cluster of the CST will coordinate and project manage issues relating to service outages, repair, help desk support, problem resolution, and solution acceptance.

                  (f.5) BILLING Services. The Billing Services cluster of the CST will coordinate and project manage issues relating to Customer billing, credits, and collections.

                  (f.6) MONITORING Services. The Monitoring Services cluster of the CST will be responsible for the coordination of the parties' system performance monitoring needs including proactive trouble notification and proactive problem resolution.

                  (f.7) AVAILABILITY. The CST will always be available for its internal and external customers: 24 hours a day, 7 days a week, 365 days a year.

         (g) "CUSTOMER(S)" means the end-user(s) to whom U S WEST sells iMAP services to under this Agreement.

         (h) "CUSTOMER ADMINISTRATION FUNCTIONS" - shall mean the same services and functions also referred to as Service Support.

         (i) "END USER" shall mean the end user of the Product(s) sold. Customer shall not mean customer of record, which is assigned a separate meaning under this Agreement.

         (j) "Exclusivity" shall mean: 1) that U S WEST is USi's exclusive sales channel of iMAP Services in U S WEST's 14-state region
[CONFIDENTIAL TREATMENT]; and 2) that USi is excluded from entering into any similar marketing/services agreements within U S WEST's 14-state region [CONFIDENTIAL TREATMENT]

         (k) "iMAP SERVICES" - refers to the collective bundling of any and all of USi's consulting and implementation services, customization, hardware and software applications (as described in Schedule B) and access to USi's Internet-based data center and network

         (l) "IN-REGION" shall include the following 14 states: Arizona, Colorado, Idaho, Iowa, New Mexico, Minnesota, Montana, Nebraska, North Dakota, Oregon, South Dakota, Utah, Washington, and Wyoming.

         (m) "MOST FAVORED CUSTOMER" - refers to most favorable pricing and terms available to other similarly situated customers purchasing similar quantities of the same products and services from U S WEST.

         (n) "PACKAGED PRODUCT"- shall mean a packaged solution that includes hosted applications and network services that support access to them. The network services shall

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USW/USi Contract                                                 Execution Copy

include but not be limited to Frame Relay, ATM, Internet Access, Security Services, and Virtual Private Networking.

         (o) "PRE-QUALIFIED SALES LEAD"- refers to a sales lead that has passed the initial screening done in stage one of the sales process and the pre-qualification form has been successfully completed.

         (p) Order fulfillment and Service provisioning may also be referred to as "PRESALE SERVICE SUPPORT" services and functions. All other services and functions listed above may also be referred to as "POST-SALE SERVICE SUPPORT" services and functions.

         (q) "PRODUCT OR PRODUCTS" shall mean the list of USi and U S WEST products and services made available for joint marketing, sales, and support under this Agreement as described on Exhibit A, which is attached hereto and made a part hereof.

         (r) "PRODUCT QUOTA"- refers to sales of individual, bundled iMAP Services sales, such as Sagent iMAP solutions that U S WEST will be required to sell in accordance with the provisions of Schedule C.

         (s) "REQUIREMENTS ANALYSIS" shall mean the analysis USi's consulting and implementation teams perform to determine what iMAP services are best suited for a Customer before an iMAP Services agreement is entered into.

         (t) "SERVICE SUPPORT" shall refer to those services and functions provided to customers including but not limited to the following:

              -  Service provisioning
              -  Network  monitoring
              -  Customer notification
              -  Billing
              -  Managed repair
              -  Customer database management

         (u) "SERVICES" shall mean the services each party may purchase from the other, including the iMAP Services U S WEST purchases from USi and the Internet access, managed firewall service, ATM and VPN services USi purchases from U S WEST, all of which are described in Schedules A and B.

         (v) "STAND-ALONE SERVICES"- unbundled delivery of any portion of the iMAP Services, as well as other services delivered independently, including but not limited to training and time and material implementation services

         (w) "THIRD PARTY SOFTWARE APPLICATION PROVIDERS"- refers to the companies that USi has entered into, or will enter into agreements with to provide licenses, software, applications and other components to the iMAP services [CONFIDENTIAL TREATMENT]

         (x) "TOTAL iMAP SALES QUOTA"- refers to the required level of sales made of the bundled iMAP Services, excluding stand-alone services, as described in Schedule C.

         (y) "WHOLESALE PRICE" - refers to the quoted price [CONFIDENTIAL TREATMENT], based on a calculation of retail price less a negotiated discount.

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USW/USi Contract                                                 Execution Copy

4.   SERVICES

         (a) Throughout the term of the Agreement, each party may purchase from the other the services set forth on Schedule A and Schedule B attached hereto and incorporated herein by reference (collectively, the "Services"). The fees to be charged for the Services are set forth in Schedules A and C, attached hereto and incorporated herein by reference.

         (b) The parties may agree to include additional Services or delete existing Services that are discontinued or deleted from this agreement. The other party will be notified 90 days prior to discontinuance of any Services, subject to the terms and conditions of USi's contracts with its third party software application providers.

         (c) Each party reserves the right to modify, alter, improve or change any and all of its Services covered by this Agreement and this Agreement will cover the sales of Services as they may be modified, altered, improved or changed by each party from time to time. A party wishing to modify, alter, improve or change one or more of its Services shall provide the other party with written notice of all such modifications, alterations, improvements and changes. Such written notice shall be provided no less than 30 days prior to any modification, alteration, improvement or change.

         (d) Each party will notify the other with respect to the availability of new products and services. The parties may choose to negotiate these new products and services into this agreement.

         (e) The management and sale of new products and services not described in this document or the Schedules will be negotiated at the time of introduction of such new products and services. Nothing in this section is intended to limit the parties' ability to separately develop new products and services.

         (f) Both parties are free to package other products and services not listed on the product and services Schedules A and B from other providers to enhance the overall solution to the customer.

5.    U S WEST RESPONSIBILITIES

         (a) U S WEST will provide [CONFIDENTIAL TREATMENT] pricing to USi for inclusion into the total solution to the customer. Within its region, U S WEST will offer regulated services at tariff rates on a pass-through basis. U S WEST will also price CPE to USi at levels allowed by existing contracts either for resell or internal consumption. Maintenance and support for CPE will be at [CONFIDENTIAL TREATMENT]. All prices are found on the U S WEST product list entitled Schedule A.

         (b) U S WEST will be the exclusive USi sales channel within U S WEST's fourteen state region [CONFIDENTIAL TREATMENT]. U S WEST will be responsible to manage the sales activities of its account teams to meet or exceed sales objectives.

         (c) U S WEST will be responsible for packaging, pricing, billing, collecting, servicing and account control for those sales initiated and closed by U S WEST.

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USW/USi Contract                                                 Execution Copy

         (d) U S WEST will work with USi to create packages from the parties' Services to create competitive offerings.

         (e) U S WEST will target the Service to its customers where integrated solutions are required. If U S WEST chooses not to pursue a potential sales opportunity with a Customer in or out of its 14 state region, or a Customer refuses to negotiate or enter into an agreement with U S WEST for the sale of iMAP services, U S WEST will promptly notify USi within 3 business days of that opportunity or Customer so that a USi sales team may follow up and close the opportunity.

         (f) U S WEST will be USi's customer of record, for pricing and billing purposes, on all iMAP Services provided to U S WEST's customers. USi will maintain end customer records only to the extent that it is required within the agreed upon customer support model, and to provide in advance an itemized monthly invoice payable 30 days after receipt by U S WEST.

         (g) U S WEST will provide office space for two (2) USi employees at their Denver facility, co-located, to the extent possible, with the appropriate channel and product management from U S WEST. This space will be available by the end of February 1999. Future requirements will be reviewed as the overall relationship evolves and grows.

         (h) U S WEST agrees not to directly solicit any employees of USi for employment at US WEST while this Agreement is in place.

         (i) U S WEST may resell USi stand-alone implementation Services on a non-exclusive basis.

         (j) If U S WEST's Customer prematurely terminates its contract for iMAP Services with U S WEST, unless such termination is directly caused by a material breach of the provisions of this Agreement by USi, U S WEST will be responsible for an accelerated payment to USi of [CONFIDENTIAL TREATMENT] The accelerated payment from U S WEST to USi shall be due within 30 days of the Customer's premature termination.

6. USi RESPONSIBILITIES:

         (a) USi will provide iMAP Services to U S WEST at discounted price levels as described in Schedule C and shall implement services in accordance with the sales process and intervals listed on Schedule E.

         (b) USi shall provide professional support Services for pre-sale site assessment, requirements analysis, statement of work, and project plan for implementation Services at discount rates identified in Schedule C. U S WEST will engage and compensate USi for these Services for every U S WEST iMAP Customer that reaches the pre-sale site assessment/requirements stage. [CONFIDENTIAL TREATMENT]

         (c) USi will provide training for [CONFIDENTIAL TREATMENT] and offer sales and product training Services thereafter on a fee basis.

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USW/USi Contract                                                 Execution Copy

         (d) USi will calculate the monthly end Customer cost for each iMAP Service product sold through the U S WEST channel as part of the analysis completed in 6b, above. USi will then apply a predetermined discount to reach a wholesale monthly recurring fee that USi will charge US WEST for the duration of the Customer contract. US WEST will be responsible for end Customer pricing, billing and collection. The discount structure is identified in Schedule C.

         (e) USi will bear the implementation labor risk for effort expended on implementing within the scope of requirements analysis and statement of work developed by USi for US WEST Customers. In the event of out of scope labor increases, USi reserves to the right to increase the [CONFIDENTIAL TREATMENT]price to US WEST. [CONFIDENTIAL TREATMENT]

         (f) USi will staff one Business Development Manager in-Region, and one technical Sales Engineer per [CONFIDENTIAL TREATMENT] in quota assigned. These managers will be co-located at US WEST facilities in Denver.

         (g) USi will commit to using U S WEST's Out of Region (OOR) services for customer requirements contingent upon the provisioning of services in a timely manner, [CONFIDENTIAL TREATMENT], within industry standards for reliability and availability, and to the extent such OOR services are consistent with USi's iMAP service architecture. Services available OOR from U S WEST are Frame Relay, ATM and Internet Access and Security and VPN Services.

         (h) USi will be customer of record on all Services provided by U S WEST as part of a total solution to an end user customer where U S WEST initiates an inter-LATA WAN sales process.

         (i) USi shall provide to U S WEST a method for demonstrating the functionality of all iMAP applications over the world-wide web with production-like representations of the various products U S WEST will be expected to sell. This demonstration capability will include but not be limited to customer sales presentations, internal training, etc.

         (j) USi agrees not to directly solicit any employees of U S WEST for employment at USi while this agreement is in place.

         (k) USi will maintain end customer records only to the extent that it is required within the agreed upon customer support model, and to provide an itemized monthly invoice in advance to US WEST, payable 30 days after receipt.

         (l) USi will work with U S WEST to create packages from the parties' services to create competitive offerings. USi's responsibility and obligation under this Agreement to provide Products and iMAP Services are contingent upon [CONFIDENTIAL TREATMENT]

         (m) USi may sell stand-alone implementation services within and outside of U S WEST's 14-state region. Contingent upon the subsequent mutual agreement of the parties, USi may establish a finder's fee for implementation service leads originated by U S WEST in its 14-state region and closed by USi.

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USW/USi Contract                                                 Execution Copy

         (n) USi shall offer U S WEST the same pricing methodology as USi uses to determine pricing for USi's direct customers on pre-sale Requirements Analysis and iMAP consulting and implementation Services.

7.   CUSTOMER SUPPORT SERVICES/TRAINING

         (a) Generally, customers sold by either party will be managed by that party, therefore, all customer contact will be through the selling organization. Components of the overall customer solution will be supported by the party that supplies that portion of the solution. The parties agree to work together to define interfaces, processes and handoffs that provide a superior level of service. The parties will share customer experience metrics to insure a consistent level of service.

         (b) The party that closes the sale will be responsible for total management of the customer relationship regardless of who provides the actual component services to the end user customer. The parties will mutually agree on the support model and interfaces employed. The parties will also mutually agree to procedures in the case of a customer transfer to USi for closing if the Customer does not fit with the U S WEST sales model.

         (c) Both parties will run operations centers for their respective services while customers will have the option of choosing from different support levels. Where actual support work is done will be transparent to customers. The parties agree to structure support offerings around capabilities of each other. The parties further agree that they will provide service levels in accordance with the baseline service levels described in Schedule F.

         (d) The parties agree to coordinate service readiness processes to insure that the overall solution to the customer is delivered in a coordinated fashion, and that all service elements, irrespective of whether USi or U S WEST components, are available within defined production timelines.

         (e) Billing will be performed by the parties for each of their respective customers, therefore billing explanations, reviews, collections and bad debt will be the responsibility of the selling party.

         (f) USi will make available to U S WEST all pertinent support training. Training will be provided at [CONFIDENTIAL TREATMENT], or at pass through rates if provided by a third party, for [CONFIDENTIAL TREATMENT]. Thereafter, U S WEST will pay USi, at its current rates, for all necessary support. [CONFIDENTIAL TREATMENT]. U S WEST will be responsible for any travel and incidental expenses incurred as a result of attending USi training.

8.   NETWORK SERVICES AND SUPPORT

         (a) Due dates for network facilities can not be guaranteed and are subject to availability both in U S WEST's region as well as outside of the 14-state territory.

         (b) USi and U S WEST agree to regularly review network expansion plans and requirements, as well as network transport pricing received from third parties. USi and

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USW/USi Contract                                                 Execution Copy

US WEST will coordinate efforts to obtain the most favorable transport pricing available for both parties.

         (c) The parties agree that within U S WEST's 14-state region, all inter-LATA network services shall be provided by the carrier of the customer's choice in accordance with U S WEST's regulatory limitations.

         (d) If U S WEST receives authority to enter into inter-LATA business, the parties will re-evaluate the business relationship and/or renegotiate terms for in-region inter-LATA services.

         (e) Contingent upon the subsequent mutual agreement of the parties, USi will provide co-location space to U S WEST for U S WEST's firewall, router and associated equipment for delivery of U S WEST's Virtual Private Network service as part of the iMAP service package. U S WEST will compensate USi for this space in an amount equal to the then current commercial rates for such space.

9.   BRANDING

         (a) Both parties wish to promote their respective brands in this service offering. The parties agree that, subject to the review and consent of USi's third party software application providers, both logos will appear together on application splash screens, or application pages as appropriate and mutually agreed upon.

         (b) In the case of unbundling of iMAP services, USi's brand will not be utilized.

         (c) In some instances, end user customer company name and logo may also appear in specific applications upon the written consent of the appropriate party(s).

         (d) U S WEST and USi will jointly produce marketing literature that features the application provider as well as the U S WEST / USi brands. U S WEST and USi will share the cost of creating joint marketing literature. Each party will bear the cost of producing the marketing literature for its sales efforts.

         (e) The parties anticipate making public statements from time to time. In no case shall either party make any public announcement about this contract or the resulting business relationship without the others written consent.

         (f) Each party shall follow the other party's branding guidelines that are included as Schedule H.

10.  SALES PROCESS

         (a) U S WEST will, in its discretion, hire an appropriate number of Application Sales Consultants (ASC) that will be trained by USi to provide technical support to the sales organizations within its region. The ASC's will carry quota on USi products as described in Schedule C. USi will provide training and technical support at [CONFIDENTIAL TREATMENT], in the same manner as for its own sales force. Thereafter, U S WEST will pay USi, at its then current rates, for all training and technical support. [CONFIDENTIAL TREATMENT]

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USW/USi Contract                                                 Execution Copy


cost. US WEST will be responsible for any travel and incidental expenses incurred as a result of attending USi training.

         (b) Each of the parties will manage their respective compensation plans with the guiding principle to incent the two organizations to work together where appropriate and develop their own sales leads where required for incremental market coverage.

         (c) USi may at its option also staff Account Representatives and technical support in U S WEST territory in order to provide additional support and cover other opportunities that either do not fit the U S WEST sales and business model or that U S WEST abandons pursuant to section 5(e) above.

         (d) Outside of its 14-state region, U S WEST sales personnel may only present USi iMAP applications to [CONFIDENTIAL TREATMENT] along with network services from U S WEST partners and vendors. Out of region, [CONFIDENTIAL TREATMENT].

         (e) U S WEST and USi will follow a mutually agreed upon sales process that will accomplish order and involvement by the appropriate parties at the right time and is subject to change as agreed upon by the parties and included in Schedule E.

         (f) Service readiness coordination for iMAP services will be lead by USi, irrespective of the selling party organization, to insure that all phases of application hosting, testing, training and conformance are ready and that all service elements are installed, functional, tested and secure.

         (g) Customers will be surveyed to measure client satisfaction via mutually agreed upon survey tools, by U S WEST. Feedback concerning iMAP Services will be supplied to USi.

         (h) The parties agree that there will be no joint sales or customers. U S WEST will manage its customer relationships and as such will be responsible for end user pricing, billing, and collections.

         (i) Where U S WEST has qualified a prospect and chooses not to pursue the sales process because of the lack of network elements present to create an integrated solution, the pre-qualified lead will be turned over to USi pursuant to section 5(e) above for follow up and closing.

         (j) Progress towards sales objectives will be reviewed at quarterly meetings and appropriate action taken. U S WEST will be responsible to manage the sales activities of its account teams to meet or exceed sales objectives.

         (k) The parties will forecast anticipated sales levels by product and geographic area quarterly for the following quarter.

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USW/USi Contract                                                 Execution Copy

11.   CONSULTING, IMPLEMENTATION, AND SUPPORT

         (a) Consulting and Implementation services for site assessment, requirements analysis, statement of work, and project plan will be provided by USi at [CONFIDENTIAL TREATMENT].

         (b) U S WEST initiated sales activities will get the same priority of sales support response as USi initiated sales projects. USi consulting and implementation services will be reviewed as part of the regularly scheduled, quarterly review meetings between USi and U S WEST

         (c) USi reserves the right to contract with third party implementation partners in order to manage its resource requirements. USi will ALWAYS provide staff project management resources, even if third party resources are used.

12.   EXCLUSIVITY

         (a) USi will be the exclusive systems integrator for iMAP solutions as defined in Schedule B, sold by U S WEST, except in cases where 11.c. applies. As the exclusive integrator, USi will bear the implementation labor estimate risk for effort expended on implementing within the scope of requirements analysis and statement of work developed by USi for US WEST customers.

         (b) USi will use U S WEST network services in USi lead sales, contingent upon the provisioning of services in a timely manner, at Competitive Prices, within industry standards for reliability and availability, and to the extent such services are consistent with USi's iMAP service architecture. USi will purchase from U S WEST vendor contracts on a preferred basis where available at [CONFIDENTIAL TREATMENT].

         (c) U S WEST will be the exclusive sales channel in its 14-state region of USi iMAP services, with exclusivity defined below, unless, (1) U S WEST chooses at its sole discretion to transfer the opportunity to USi due to lack of fit with network integration model; or, (2) the Customer refuses to negotiate or enter into an agreement with U S WEST, in which case, USi shall be permitted sell iMAP services to that Customer. U S WEST's in-region exclusivity is defined under this Agreement as [CONFIDENTIAL TREATMENT]. U S WEST's exclusivity under this Agreement may be transferred to another party other than USi only upon USi's written consent, which will not be unreasonably withheld.

         (d) USi will not compete directly with U S WEST sales personnel in the 14-state U S WEST territory, [CONFIDENTIAL TREATMENT].

         (e) The parties agree to put rules and incentives in place to arbitrate any sales disputes in a timely, and good faith manner.

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USW/USi Contract                                                 Execution Copy

13.  LICENSE/AUTHORIZATION TO SELL

         (a) Subject to the terms of this Agreement and [CONFIDENTIAL TREATMENT], USi hereby grants to U S WEST a limited, revocable authorization to demonstrate, market, and solicit orders for USi's iMAP Services directly to U S WEST's Customers.

         (b) Nothing in this Agreement shall permit the distribution of any Services in violation of any United States export restriction.

         (c) Prior to beginning to use any of the other party's marks, the party desiring to utilize the other's marks shall notify the other in writing of the intended use, providing a complete description of the intended use. If the party's whose marks are to be used notifies the other of its objections to the proposed use, the marks shall not be so utilized.

         (d) Software licenses as used in iMAP solutions are not transferable and USi will retain title to the licenses at all times.

         (e) Subject to [CONFIDENTIAL TREATMENT], USi warrants that it has the right or authority to grant to U S WEST a limited, revocable authorization to demonstrate, market, and solicit orders for USi's iMAP Services to U S WEST's Customers.

14.  TERM

         (a) The term of this Agreement shall be for a period of [CONFIDENTIAL TREATMENT] after the date the Agreement is entered into, with mandatory performance reviews on a quarterly basis. If the parties do not agree to a renewal or extension of this Agreement, or if either of the parties fails to give the other a written notice at least 90 days in advance of the termination of the Agreement that they do not intend to extend or renew the Agreement, the Agreement will continue in effect until such 90 day notice has been given.

15.  TERMINATION OF AGREEMENT

         (a) This Agreement may be terminated by either party for cause, including among other reasons: 1) breach of any of the material provisions of the Agreement; 2) a Change in Control of either party; 3) [CONFIDENTIAL TREATMENT]; or 4) [CONFIDENTIAL TREATMENT]. Or 5) [CONFIDENTIAL TREATMENT]

         (b) In the event that one party wishes to terminate the Agreement for cause under Section 15 (a) (1) above, it shall provide the other party with a ninety (90) days prior written

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USW/USi Contract                                                 Execution Copy

notice specifying the breach(es). If at the end of the 90 day period, the breach(es) has(ve) not been materially cured, the Agreement shall be terminated. In the event of such a termination for cause by USi, all of U S WEST's rights to demonstrate, market and solicit iMAP services as set forth in this Agreement shall cease immediately, except that, to the extent permitted by USi [CONFIDENTIAL TREATMENT]. Each party shall continue to maintain a direct relationship with all of the customers to whom that party has sold services.

         (c) In the event of a termination for cause under Section 15 (a) (3-4) above, USi may terminate, all of U S WEST's rights under the Agreement to purchase, market and sell [CONFIDENTIAL TREATMENT]. The right to terminate under this section 15.e. may not be invoked until after 45 days prior written notice has been provided to U S WEST. If USi's rights to distribute any product may be terminated in less than 45 days that time period shall be applicable to U S WEST.

         (d) USi will be indemnified and held harmless by U S WEST from any form of action or claim it or a third party may have against USi as a result of a termination for cause under Section 15 (a) (3-4), assuming that such termination is not the direct result of any action of USi.

16.  TERMINATION OF EXCLUSIVITY

         (a) Annual Total iMAP Quota performance below [CONFIDENTIAL TREATMENT] of annual total iMAP Quota to be considered a breach of US West's exclusivity rights. Upon breach there will be a 90-day cure period to assess and review remedies. After the cure period, USi will have the right to remove US West's exclusivity rights, at USi's discretion.

         (b) Product Quotas will be established each year, for each iMAP product. Annual Product Quota performance below [CONFIDENTIAL TREATMENT] for any Product Quota may remove US West's exclusivity rights for this product, at the discretion of USi, subject to the following: US West's Product Quota performance will be reviewed against USi's own product sales performance in each product category for the same period. US West Product Quotas may be adjusted down (lower) based on USi's own product sales performance for the period.

         (c) US West's exclusivity shall terminate upon the acquisition or change in control of USi.

17.  NON-COMPETE

         (a) During the term of this Agreement, USi shall not enter into any similar marketing/services agreements within US West's 14-state region, with any of the following competitors of U S WEST: [CONFIDENTIAL TREATMENT]

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USW/USi Contract                                                 Execution Copy

18.  COMPLIANCE WITH LAWS

         (a) The parties acknowledge that some of U S WEST's services are or may be provided in accordance with the rules, regulations and tariffs of state or federal regulatory agencies. To the extent that any conflict exists between the rules, regulations or tariffs and this Agreement, the rules, regulations or tariffs shall prevail.

19.  [CONFIDENTIAL TREATMENT]

         [CONFIDENTIAL TREATMENT]

20.  [CONFIDENTIAL TREATMENT]

         [CONFIDENTIAL TREATMENT]


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21.  GOVERNANCE

         (a) The parties' relationship with the other, to the extent not defined by this Agreement, shall be managed by the parties meeting quarterly to discuss issues and resolve conflicts to mutually acceptable conclusions. At a minimum, the parties agree to address sales status, strategy, support, implementation, management center operations, marketing, and network and transport strategies and issues.

22.  LIMITATION OF WARRANTY AND LIABILITY

         (a) Except as otherwise specifically provided herein, neither party warrants any connection to, transmission over, nor results or use of, any network connection, service, equipment or facilities provided under this agreement. Each party further disclaims all warranties, whether express, implied or statutory, including, without limitation, any implied warranties of merchantability and fairness for a particular purpose and non-infringement of third party rights. Except as specifically provided herein, each party specifically disclaims any responsibility for any damages suffered by the other party or any third party, except for those caused by such party's gross negligence or willful misconduct.

         (b) Neither party shall be liable to the other or anyone claiming through the other for an amount in excess of [CONFIDENTIAL TREATMENT] per incident, for any loss, damage, liability, claim or expense ("claims") arising out of or in relation to this agreement or the provision of any software, hardware, or service, however caused, whether grounded in contract, tort (including negligence) or theory of strict liability. In no event shall either party be liable for any indirect, incidental, special, punitive or other consequential damages whether or not foreseeable (including, without limitation, damages for the loss of data, goodwill or profits) arising out of or in relation to this agreement even if advised beforehand of the possibility of such liability.

23.  PROPRIETARY RIGHTS

         (a) Except for the limited licenses specifically granted by one party to the other in this Agreement, each party shall at all times retain full and exclusive right, title, and ownership interest in and to its Services, software licenses, network, all names, logos, trade names, trademarks, copyrights, service marks and all other intellectual property or trade secret rights related thereto. Each party shall use reasonable efforts to notify the other of any action by any third party known or suspected by it to constitute an infringement of the other's proprietary rights. Each party shall honor all reasonable requests by the other, other than engaging as a party in litigation, to perfect and protect at such requesting party's expense any rights of such party in its Services, network or such intellectual property or trade secret rights.

24.  INDEMNIFICATION

         (a) Each party will defend, indemnify and hold the other harmless from and against any claim by any Customer or End-user of such other party which is based on any warranty,

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USW/USi Contract                                                 Execution Copy

promise or representation made by the indemnifying party as part of a service agreement and for which the indemnifying party is responsible in accordance with the terms of this Agreement. Each party will defend, indemnify and hold the other harmless from and against any claim or threat of claim which is based on any warranty, promise or representation made by such other party or any of its Customers to a third party which is in excess of those for which the indemnifying party is responsible under this Agreement or which is in violation of this Agreement.

25.  DISPUTE RESOLUTION

         (a) Any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents ("Dispute"), shall be resolved by arbitration conducted by a single arbitrator mutually agreed upon by both parties who is engaged in the practice of law and knowledgeable in the applicable areas of law, under the then current Commercial Arbitration rules of the American Arbitration Association. The Federal Arbitration Act, 9 U.S.C. Sections 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator.

26.  GOVERNING LAW

         (a) The laws of the State of New York shall govern the construction and interpretation of the Agreement, and the arbitration shall occur in Washington, D.C. It is expressly agreed that either party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration.

27.  USE OF TRADEMARKS

         (a) Subject to the terms of this Agreement, each party grants a revocable, royalty-free, non-exclusive, non-transferable license to use the other's trademarks, trade names, service marks and logos whether registered or not (the "Marks"), solely to promote the sale of the other's Services or to identify a relationship between the parties. This license shall apply only to the parties, and shall not be construed as a license or authorization for any customer, end user or other third party to use the Marks. The license granted herein may be terminated at anytime by the party which owns the Marks upon ten (10) business days written notice to the other party.

         (b) Use of the Marks shall be subject to the appropriate party's guidelines, as may be amended from time to time, (including but not limited to size, placement, color and quality control) and further subject to any restrictions that may appear in this and other sections of this Agreement. Written documentation concerning the parties' guidelines for the use of their Marks shall be provided to the other party. All uses of a party's Mark shall clearly and properly identify that party's claim of ownership. In no event shall a

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USW/USi Contract                                                 Execution Copy

party use the other's Marks in a manner more prominent than its own Marks or in a manner that causes confusion as to the identity of the parties.

         (c) Prior to producing, distributing or displaying any advertising or other material containing the other party's Marks, that party shall obtain prior written approval from the owner of the Marks. Each party shall have the right, at reasonable times to visit the other's facilities or inspect the rendering of the Services to ensure compliance with this paragraph.

         (d) The parties may agree to the joint branding of services, and any such agreement shall be included as schedules to this Agreement.

         (e) Neither party shall do anything that will in anyway impair the other's rights in and to its Marks or the goodwill inherent in the Marks. Neither party shall acquire or claim title to the other's Marks by virtue of the license granted herein or that party's use of the Marks; it being expressly agreed that all use of the Marks shall inure to the benefit of the owner of the Marks.

28.  CONFIDENTIALITY.

         (a) Confidential Information: Except as otherwise stated herein, USi and U S WEST each expressly undertake to retain in confidence all information transmitted to it by the other party pursuant to this Agreement that the disclosing party identifies as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Information disclosed by USi, in any form, regarding iMAP Services, Products or Customers to U S WEST by USi, shall be USi Confidential Information. USi and U S WEST shall treat the terms and conditions of this Agreement as confidential: however, either party may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of that party's business. The receiving party's obligations hereunder shall extend for five (5) years following the disclosure of the Confidential Information. Each party shall cause its affiliates to retain the other's Confidential Information in accordance with the terms of this Section 28.

         (b) Notwithstanding the termination of this Agreement, each party agrees to treat such Confidential Information as confidential for a period of two (2) years from the date of receipt of same unless otherwise agreed to in writing by both parties. In handling the Confidential Information, each party agrees: (a) not to copy such Confidential Information of the other unless specifically authorized; (b) not to make disclosure of any such Confidential Information to anyone except employees and subcontractors of such party to whom disclosure is necessary for the purposes set forth above; and (c) to appropriately notify such employees and subcontractors that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. The obligations set forth herein shall be satisfied by each party through the exercise of at least

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USW/USi Contract                                                 Execution Copy

the same degree of care used to restrict disclosure of its own information of like importance.

         (c) Each party agrees that in the event permission is granted by the other to copy Confidential Information, or that copying is otherwise permitted hereunder, each such copy shall contain and state the same confidential or proprietary notices or legends, if any, which appear on the original. Nothing herein shall be construed as granting to either party any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by the other party.

         (d) Upon termination of this Agreement for any reason or upon request of the disclosing party, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the disclosing party or certified destroyed by the receiving party.

         (e) The obligations imposed by this Agreement shall not apply to any information that: (1) is already in the possession of, is known to, or is independently developed by the receiving party; or (2) is or becomes publicly available through no fault of the receiving party; or (3) is obtained by the receiving party from a third person without breach by such third person of an obligation of confidence with respect to the Confidential Information disclosed; or (4) is disclosed without restriction by the disclosing party; or (5) is required to be disclosed pursuant to the lawful order of a government agency or disclosure is required by operation of the law.

29.   CUSTOMER SUPPORT

         (a) RESPONSIBLE ENTITY. When a party to this Agreement makes a sale of Products to a Customer the selling party shall be the primary owner ("Primary Owner") of that Customer.

         (b) CUSTOMER SUPPORT. The Primary Owner shall be responsible to the Customer for the overall customer experience ("Customer Experience") including, but not be limited to:

                  (b.1) All Customer contact;
                  (b.2) All provisioning and implementation of the Products; (b.3) All issues related to Product performance, outages, and repair; and
                  (b.4) All issues related to Customer billing and collections.

         (c) PRODUCT PERFORMANCE. The party supplying the Product shall be responsible for the performance of that Product and meeting the service level expectations associated with it.

30.   PRODUCT SUPPORT

         (a) PRODUCT SUPPORT. The parties understand and acknowledge that many Products have unique product support operations including call-in number, help desk, customer database, trouble-ticketing system, billing processes, and monitoring capabilities. They further understand and acknowledge that the Primary Owner of a Customer may not be in

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USW/USi Contract                                                 Execution Copy

the best position to manage the various back-end product support processes that are internal to the other party.

         With that understanding, and the awareness that the Primary Owner is ultimately responsible for the Customer Experience as described in Section
2.2 above, the parties agree to certain product support processes below in order to help the Primary Owner best serve the Customer's needs.

         (b) USi PRODUCTS

                  (b.1) USi-Sold. When USi sells a USi-provided Product to a Customer USi shall solely provide the necessary product support to itself and U S WEST shall have no obligation to participate.

                  (b.2) U S WEST-Sold. When U S WEST sells a USi-provided Product to a Customer USi shall make available to U S WEST their Customer Assistance Team as a single point of contact to assist U S WEST in managing the product support operations internal to USi.

         (c)  U S WEST PRODUCTS

                  (c.1) U S WEST-Sold. When U S WEST sells a U S
WEST-provided Product to a Customer U S WEST shall solely provide the necessary product support to itself and USi shall have no obligation to participate.

                  (c.2) USi-Sold. When USi sells a U S WEST-provided Product to a Customer U S WEST shall make available to USi their Coordinated Services Team as a single point of contact to assist USi in managing the product support operations internal to U S WEST.

         (d) RECORD KEEPING. The Primary Owner shall keep original, detailed records ("Customer Records") of all aspects of the customer experience in an appropriate manner (see Section V, Systems, below). These records shall include, INTER ALIA, open and completed orders, all Customer contact, all contact with the other party's support team (CAT or CST), implementation information, open and closed trouble tickets, service level agreements, and fully executed contracts.

         (e) AVAILABILITY. To best serve the customer jointly, the original Customer Records of one party shall be made available to the other party at all times.

         (f) BILLING. The parties agree that at least until a reliable billing system can be put in place that will coordinate billing statements for multiple Products, the Primary Owner, as the customer of record for the Product purchased, shall receive a separate billing statement for each Product purchased even if multiple Products are purchased together as a "bundle." The Primary Owner is free to bill the Customer in any manner mutually acceptable to the two parties.

         (g) MONITORING. The parties agree that at least until a reliable monitoring system can be put in place that will make available appropriate network monitoring information, performance monitoring for the Products shall be conducted by the business entity responsible for providing the Product.

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USW/USi Contract                                                 Execution Copy

31.   [CONFIDENTIAL TREATMENT]

         [CONFIDENTIAL TREATMENT]

32.   SYSTEMS

         (a) DEFINITION. For purposes of this Section the word "Systems" shall be defined to include tools that provide functionality such as customer order, customer of record distinction, trouble ticket tracking, network monitoring, and billing for the Customers and Products.

         (b) START-UP STATUS. The parties understand and acknowledge that at the time of the execution of this Agreement there is no single System in place that integrates information from the existing Systems relevant to the parties needs. The parties agree that they will make the best and most innovative use of the tools currently available, within the framework of future planning, as they work together to support the Customers.

         (c) DEVELOPMENT. Upon execution of this Agreement the parties will jointly endeavor to design a process to transfer information between them that will suit their needs.

         (d) KNOWLEDGE BASE. In an effort to reduce the number of times one party needs to call the other party for product support reasons, upon execution of this Agreement the parties will jointly endeavor to create and maintain on an ongoing basis a Web-based knowledge base of information, or frequently asked questions, regarding the Products.

33.   SERVICE REVIEWS

         (a) QUARTERLY REVIEW. From time to time the parties shall meet at a mutually agreeable time and place to discuss operations, customer support, and product support issues addressed in this (Section/Exhibit) and any other topics they deem appropriate. Such meetings shall not be less frequent than once per quarter.

         (b) METRICS. From time to time the parties may share Product performance metrics with each other as they impact overall customer care. The parties will agree to the relevant and appropriate scope of such metrics sharing on a case-by-case basis.

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USW/USi Contract                                                 Execution Copy

34.  NOTICES

All notices required to be given under this Agreement shall be provided in writing to the following representatives of the parties:

              For U S WEST:
              Vice President - Internet Services
              1999 Broadway - 8th fl
              Denver, Colorado 80202
              Facsimile 303-965-9281
              with a copy to:

              Law Department
              1801 California Street - Suite 5100
              Denver, Colorado 80202
              Facsimile 303-308-9455

              For USinternetworking:
              Senior Vice President, Worldwide Sales
              One USi Plaza
              Annapolis, MD 21401-7478
              Facsimile 410-573-1906

              with a copy to:

              Legal Department
              One USi Plaza
              Annapolis, MD 21401-7478
              Facsimile 410-263-8645

35.      ASSIGNMENT

         This agreement may be assigned by the parties to any corporate affiliate in which the majority of ownership is held by the parent corporation of the assigning entity.

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USW/USi Contract                                                 Execution Copy


              U S WEST COMMUNICATIONS SERVICES, INC.

              BY: _______________________________________
              TITLE:_____________________________________


              US WEST INTERPRISE AMERICA,  INC.

              BY:________________________________________
              TITLE:______________________________________


              USINTERNETWORKING, INC.

              BY:________________________________________
              TITLE:_____________________________________


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